TERMINATION AND RELEASE AGREEMENT

                                                            Exhibit 10.66

         Agreement made this 26 day of July, 1996, between Hungarian Telephone and Cable Corp. (the "Company"), and Frank R. Cohen ("Cohen").

         WHEREAS, the Company has employed Cohen, and the Company and Cohen desire to terminate Cohen's employment with Company, but only on terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Company and Cohen hereby agree as follows:

         1. Cohen hereby immediately resigns as a director of the Company and all of its subsidiaries and affiliates, and resigns as an employee and officer of the Company and all of its subsidiaries and affiliates, effective August 1, 1996. Concurrently with the execution of this Agreement, Cohen is returning all Company property currently in his possession.
         2. Cohen and the Company are parties to an Employment Agreement, dated September 12, 1995, which includes a grant of stock options; a Stock Option Agreement, dated December 24, 1992; and a Stock Option Agreement, dated February 7, 1995. Cohen represents and warrants to the Company that, other than the agreements identified in the preceding sentence, there are no other written or oral agreements governing his employment by the Company (including related compensation and benefits), and that he does not have, and will not seek, any severance, social welfare, or similar rights under American or Hungarian law arising out of the termination of his employment. Cohen further represents and warrants that during his tenure as an employee, officer, or director of the Company he (i) did not knowingly engage in any activity that violates local, state, or federal laws or the laws of the United States or of the Hungarian Republic; (ii) did not knowingly engage in any activity that would constitute a fraud against the Company or its Affiliates; and (iii) did not knowingly engage in any activity that was inconsistent with the best interests of the Company as an employee, officer, or director of the Company.

         3. In full and final satisfaction of all of Company's obligations to Cohen arising out of or relating to his employment and Cohen's aforementioned employment agreement, the Company shall pay Cohen the aggregate sum of $452,000.00 in seventy-two (72) equal, consecutive, monthly, non-interest bearing installments of $6,277.78 each, beginning on August 31, 1996, subject to applicable tax withholdings. Cohen will retain his rights as a stock optionee, which, with respect to those options granted under his employment agreement, will continue to be governed by the terms of that agreement. All options granted under the Company's 1992 Incentive Stock Option Plan, as amended, must be exercised within five (5) years of the date(s) such options were originally granted, notwithstanding any provisions of the plan or any option agreement relating to acceleration of the exercise dates due to termination of Cohen's employment. If not exercised within five (5) years of the dates such options were originally granted, the grant(s) will expire. The payments due Cohen under this paragraph 3 shall be made without defense, offset, or counterclaim; any claim or defense by the Company for breach of this Agreement to be asserted in a separate suit. In the event the Company fails to make any payment under this paragraph 3 when due, which failure continues for ten (10) days after written notice to the Company by Cohen, then the Company shall be required to pay interest on the unpaid amount at the rate of one and one half percent (1.5%) per month for as long as the past due amount remains unpaid, plus a one time late payment penalty equal to ten percent (10%) of the amount then due. If the Company fails to make three (3) consecutive payments under this paragraph 3, after appropriate written notice as stated above, the entire balance of the aggregate payments due under this Agreement shall become due and payable. In the event of Cohen's death prior to the payment of all amounts due under this Agreement, the payments due under this paragraph 3 shall continue to be paid by the Company to Cohen's designee, who shall be designated by Cohen in writing, or, upon Cohen's failure to designate a designee in writing, to Cohen's estate.

         4. (a) In consideration of the payments and covenants of the Company set forth herein (which Cohen acknowledges are in excess of what is owed him), Cohen, on his own behalf and for his heirs, executors, administrators, successors and assigns, hereby releases the Company, its Affiliates, and their respective present or former predecessors, successors, assigns, directors, officers, shareholders, agents, employees, and anyone acting for any of them, from any and all claims of any kind arising in connection with Cohen's employment by the Company and the termination thereof, including, but not limited to, claims for breach of or interference with any alleged contract, wrongful discharge, and any federal, state, or local discrimination laws, including, without limitation, the Age Discrimination in Employment Act of 1967, as amended, and claims alleging defamation, intentional infliction of emotional distress, or any other tort.
                  (b) The Company, its agents and Affiliates, on their behalf and on the behalf of their respective assigns, hereby release Cohen and his heirs, executors, administrators, successors, and assigns from any and all claims of any kind arising in connection with Cohen's employment with the Company (including his service as a director of the Company) and the termination thereof.
                  (c) Cohen, on the one hand, and the Company and its Affiliates, on the other hand, acknowledge that if any fact with respect to any matter covered by this Agreement is found hereafter to be other than or different from the facts now believed by Cohen to be true, this Agreement shall be and remain in effect, notwithstanding such different facts. Both parties acknowledge that the releases and waivers granted in this Agreement will not release the Company or Cohen from their respective obligations under this Agreement, and that the releases and waivers do not waive rights or claims of Cohen against the Company or the Company against Cohen which may arise after the date this Agreement is executed. In addition, as a former director and officer of the Company, Cohen shall be entitled, following termination of his employment, to indemnification to the fullest extent permitted under the Company's bylaws and the Delaware General Corporation Law, as amended. Cohen acknowledges that he has been advised to consult with counsel prior to signing this Agreement, and that he has been given until, August 5, 1996, (which Cohen acknowledges is at least twenty-one (21) days from the date this Agreement was first presented to Cohen) to consider whether to accept this Agreement. For the purpose of this Agreement, "Affiliate" shall mean any company directly or indirectly owned or controlled by or under common control with the Company; provided, that, for purposes of this Agreement, CU Capitalcorp and its affiliates shall be deemed to be an Affiliate.
         5. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties agree to submit to the exclusive jurisdiction of the federal and state courts in the State of New York for any dispute arising under or relating to this Agreement. The parties further agree not to commence or continue litigation or other legal proceedings relating to this Agreement in any forum other than New York, and waives any claim that New York is an inconvenient forum.
         6. Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows:

                           If  to the Company:

                           L.  R.  Mitten
                           Citizens International Management
                           Services Company
                           3 High Ridge Park
                           Stamford, CT  06905

                           If to Cohen:
                           Frank R.  Cohen
                           190 E.  72nd Street
                           New York, NY  10021
or to such other address as either party may designate by notice to the other, and shall be deemed to have been given upon receipt.

         7. This Agreement and other agreements being executed simultaneously with this Agreement constitute the entire agreement between the parties hereto with respect to the subjects thereof, and supersede and are in full substitution for any and all prior understandings or agreements, written or oral, with respect to Cohen's employment and the other subjects covered in this Agreement and in those other agreements. Cohen shall not disclose, or permit any other person to disclose, to the media or to any other person, other than his immediate family, the negotiations or circumstances leading up to this Agreement or those other agreements; the terms of this Agreement or those other agreements; or the termination of Cohen=s employment by the Company. It is acknowledged and agreed that the Company has the sole and exclusive right, to make (subject to Cohen=s prior review and approval, which approval shall not unreasonably be withheld), or decline to make, any public disclosures concerning any or all of the foregoing subjects; provided, however, that no information released by the Company regarding any or all of the foregoing subjects shall in any way disparage Cohen or his contributions to the Company.
         8. This Agreement may be amended only by an instrument in writing signed by the parties hereto, and any provision hereof may be waived only by an instrument in writing signed by the party or parties against whom or which enforcement of such waiver is sought. The failure of either party hereto at any time to require the performance by the other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by either party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement.
         9. This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, heirs, executors, administrators and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be assigned by the Company or by Cohen without written consent of the parties, which shall not unreasonably be withheld.

         IN WITNESS WHEREOF, the Company and Cohen have executed this Agreement as of the date first written above.

                                    HUNGARIAN TELEPHONE AND CABLE CORP.


                                    By:James Morrison
                                       -------------------------------


                                       s/Frank R. Cohen
                                       -------------------------------
                                       FRANK R.  COHEN